                                                                    EXHIBIT 99.1

                                 SIMMONS COMPANY
                REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

                            -------------------------

ATLANTA, March 13, 2006 -- Simmons Company ("Company" or "Simmons"), the ultimate parent of Simmons Bedding Company ("Simmons Bedding"), a leading manufacturer of premium-branded bedding products, today released operating results for the fourth quarter and full year 2005.

For the fourth quarter of 2005, net sales were $214.8 million compared to $206.6 million for the same period last year, a 4.0% increase. The fourth quarter of 2005 was a 14 week period whereas the fourth quarter of 2004 was a 13 week period. The additional week added approximately $14 million of net sales in 2005. For the fourth quarter of 2005, Simmons' wholesale and retail bedding segment net sales increased 2.2% and 28.6%, respectively, compared to the same period last year. On a comparable store basis, retail store sales for our Sleep Country USA stores increased 19.0% in the fourth quarter of 2005, compared to the prior year period, adjusted for the additional week in 2005. Gross profit for Simmons was $92.4 million, or 43.0% of net sales, for the fourth quarter of 2005 compared to $91.5 million, or 44.3% of net sales, for the same period last year. For the fourth quarter of 2005, operating income was $19.6 million, or 9.1% of net sales, compared to $16.5 million, or 8.0% of net sales, for the same period last year. Net income was $0.5 million for the fourth quarter of 2005 compared to $4.4 million for the same period of the prior year. For the fourth quarter of 2005, adjusted EBITDA (see the Supplemental Information to this press release) was $30.7 million, or 14.3% of net sales, for the fourth quarter of 2005 compared to $29.3 million, or 14.2% of net sales, for the same period last year. Simmons' fourth quarter net sales and adjusted EBITDA were both historical highs for the Company.

For fiscal year 2005, net sales declined 1.7% to $855.3 million from $869.9 million for 2004. Fiscal year 2005 was a 53 week year whereas fiscal year 2004 was a 52 week year. For 2005, Simmons' wholesale bedding segment net sales decreased 2.5% and retail bedding segment sales increased 1.6% compared to the prior year. On a comparable store basis, retail store sales for our Sleep Country USA stores increased 18.6% in 2005 compared to the prior year, adjusted for the additional week in 2005. Gross profit for Simmons was $372.6 million, or 43.6% of net sales, for 2005 compared to $397.6 million, or 45.7% of net sales, for the prior year. For 2005, operating income was $76.3 million, or 8.9% of net sales, compared to $79.5 million, or 9.1% of net sales, for the prior year. Net income was


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

$3.3 million for 2005 compared to $23.8 million for 2004. For 2005, adjusted EBITDA was $113.6 million, or 13.3% of net sales, compared to $130.1 million, or 15.0% of net sales, for the prior year. Simmons repaid $27.1 million of debt in fiscal year 2005. Simmons' working capital (see the Supplemental Information to this press release) as a percentage of net sales was 2.0% as of December 31, 2005 compared to 2.1% as of December 25, 2004.

Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said, "Despite the fourth quarter challenges of a temporary foam shortage and unprecedented increases in the cost of foam, we continued to see improvement in our overall sales and profitability during the quarter driven by our reinvigorated product lines and our focus on taking costs out of our business processes. In addition, we also improved our sales strategy in the fourth quarter by realigning our sales organization to better match our customers' needs. As we start 2006, we are excited about our new sales strategy and lower cost structure."

The Company will webcast its 2005 financial results via a conference call on Tuesday, March 14, 2006, beginning at 11:00 a.m. Eastern Time. The webcast will be available at the Company's website www.simmons.com and will also be available for replay through March 28, 2006.

Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R) and Deep Sleep(R). Simmons Bedding operates 17 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995:

     This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this release. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons' expectations. These factors include, but are not limited to: (i) competitive and pricing pressures in the bedding industry; (ii) legal and regulatory requirements;
     (iii) the success of new products; (iv) our relationships with our major suppliers; (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our ability to increase prices on our products and the effect of these price increases on our unit sales; (viii) an increase in return rates and warranty claims;
     (ix) our labor relations; (x) departure
     of key personnel; (xi) encroachments on our intellectual property; (xii) product liability claims; (xiii) our level of indebtedness; (xiv) interest rate risks; (xv) compliance with covenants in our debt agreements; (xvi) future acquisitions; (xvii) our ability to achieve the expected benefits from any personnel realignments; and (xviii) other risks and factors identified from time to time in the Company's and Simmons Beddings' reports filed with the Securities and Exchange Commission ("SEC"). We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.


                                 -table follows-

                        SIMMONS COMPANY AND SUBSIDIARIES
           CONDENSED HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           Quarter Ended                    Year Ended
                                                    ----------------------------    ----------------------------
                                                    December 31,    December 25,    December 31,    December 25,
                                                        2005            2004            2005            2004
                                                    ------------    ------------    ------------    ------------
                                                     (14 weeks)      (13 weeks)      (53 weeks)      (52 weeks)
Wholesale net sales                                  $  195,551      $  191,405      $  788,123      $  808,373
Retail net sales                                         22,766          17,701          82,274          80,985
Eliminations                                             (3,508)         (2,549)        (15,121)        (19,465)
                                                    ------------    ------------    ------------    ------------
Net sales                                               214,809         206,557         855,276         869,893
     Cost of products sold                              122,362         115,092         482,710         472,252
                                                    ------------    ------------    ------------    ------------
Gross profit                                             92,447          91,465         372,566         397,641
                                                    ------------    ------------    ------------    ------------

Operating expenses:
     Selling, general and administrative expenses        72,780          71,587         299,057         317,755
     Amortization of intangibles                          1,417           1,424           5,693           4,933
     Plant closure charges                                   --           2,304              72           3,068
     Transaction expenses                                   379           1,688             556           1,993
     Licensing fees                                      (1,709)         (2,125)         (9,128)         (9,622)
                                                    ------------    ------------    ------------    ------------
                                                         72,867          74,878         296,250         318,127
                                                    ------------    ------------    ------------    ------------
Operating income                                         19,580          16,587          76,316          79,514
     Interest expense, net                               18,574          11,498          70,355          44,216
                                                    ------------    ------------    ------------    ------------
Income before income taxes                                1,006           5,089           5,961          35,298
     Income tax expense                                     548             649           2,636          11,524
                                                    ------------    ------------    ------------    ------------
Net income                                           $      458      $    4,440      $    3,325      $   23,774
                                                    ============    ============    ============    ============

Adjusted EBITDA (a)                                  $   30,716      $   29,291      $  113,573      $  130,100
                                                    ============    ============    ============    ============




See Notes to Condensed Historical Financial Data.

                        SIMMONS COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                    December 31,    December 25,
                                                        2005            2004
                                                    ------------    ------------

ASSETS
Current assets:
     Cash and cash equivalents                       $   24,622      $   24,206
     Accounts receivable, net                            76,032          87,467
     Inventories                                         33,050          33,300
     Other current assets                                17,950          22,649
                                                    ------------    ------------
          Total current assets                          151,654         167,622
                                                    ------------    ------------

Property, plant and equipment, net                       58,360          62,842
Goodwill, net                                           488,230         488,686
Intangible assets, net                                  537,290         542,983
Other assets                                             45,243          45,157
                                                    ------------    ------------
                                                     $1,280,777      $1,307,290
                                                    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt            $    1,602      $    4,124
     Accounts payable and accrued liabilities           110,170         125,457
                                                    ------------    ------------
          Total current liabilities                     111,772         129,581
                                                    ------------    ------------

Long-term debt                                          906,148         913,611
Deferred income taxes                                   144,418         147,924
Other non-current liabilities                            14,092          13,346
                                                    ------------    ------------
          Total liabilities                           1,176,430       1,204,462
                                                    ------------    ------------

Stockholders' equity                                    104,347         102,828
                                                    ------------    ------------
                                                     $1,280,777      $1,307,290
                                                    ============    ============

See Notes to Condensed Historical Financial Data.

                        SIMMONS COMPANY AND SUBSIDIARIES
           (NOTES TO CONDENSED HISTORICAL FINANCIAL DATA - CONTINUED)

a) Adjusted EBITDA (as defined in Simmons Bedding's senior credit facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, non-cash stock compensation expenses, reorganization costs, and other unusual or non-recurring charges or credits. Adjusted EBITDA is presented because it is a material component of the covenants contained within Simmons Bedding's credit agreements and a measure used by management to determine operating performance. EBITDA does not represent net income or cash flow from operations as those terms are defined by accounting principles generally accepted in the United States and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Below is a reconciliation of net income to adjusted EBITDA:

                                                           Quarter Ended                    Year Ended
                                                    ----------------------------    ----------------------------
                                                    December 31,    December 25,    December 31,    December 25,
                                                        2005            2004            2005            2004
                                                    ------------    ------------    ------------    ------------
Net income                                           $      458      $    4,440      $    3,325      $   23,774
     Depreciation and amortization                        7,518           6,431          27,722          23,084
     Income tax expense                                     548             648           2,636          11,524
     Interest expense                                    18,727          11,522          70,621          44,357
                                                    ------------    ------------    ------------    ------------

EBITDA                                                   27,251          23,041         104,304         102,739

     Non-cash stock compensation expense                      7              39               9           3,347
     Reorganization expense                               2,508              --           6,534              --
     Transaction related expenditures, including
       cost of products sold                                379           1,346             556           8,797
     Plant opening/closing charges                           --           4,072             321          13,549
     Other                                                  571             793           1,849           1,668
                                                    ------------    ------------    ------------    ------------

Adjusted EBITDA                                      $   30,716      $   29,291      $  113,573      $  130,100
                                                    ============    ============    ============    ============

b) Working capital computation (current assets less current liabilities as defined in our senior credit facility):


                                                    December 31,    December 25,
                                                        2005            2004
                                                    ------------    ------------

   Current assets                                    $  151,654      $  167,622

   Less:
        Cash and equivalents                            (24,622)        (24,206)
                                                    ------------    ------------
                                                        127,032         143,416
                                                    ------------    ------------

   Current liabilities                                  111,772         129,581

   Less:
        Current maturities of long-term debt             (1,602)         (4,124)
                                                    ------------    ------------
                                                        110,170         125,457
                                                    ------------    ------------



   Working capital                                   $   16,862      $   17,959
                                                    ============    ============